                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Erin Cox
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(213)486-6549


                        AEHR TEST SYSTEMS REPORTS
                  FIRST QUARTER FISCAL 2008 RESULTS

Fremont, CA (September 25, 2007) -- Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the first quarter of fiscal 2008 ended August 31, 2007.

Net sales were $7.7 million in the first quarter of fiscal 2008, an increase of 7.3% from $7.1 million in the first quarter of fiscal 2007. Aehr Test reported net income of $779,000, or $0.09 per diluted share, in the first quarter of fiscal 2008, compared with net income of $557,000, or $0.07 per diluted share, in the first quarter of fiscal 2007. Net income excluding stock compensation expense of $193,000, was $968,000, or $0.12 per diluted share, in the first quarter of fiscal 2008. In the same period of the prior fiscal year, net income excluding stock compensation expense of $163,000 was $717,000, or $0.09 per diluted share. The attached condensed consolidated financial statements include a table reconciling the Company's net income excluding stock compensation expense to net income calculated according to accounting principles generally accepted in the United States ("GAAP") for the three months ended August 31, 2007 and 2006.

"We made good progress during the first quarter in building the foundation for further growth of our FOX?-1 full wafer parallel test systems," said
Rhea Posedel, chairman and chief executive officer of Aehr Test Systems.
"We are steadily increasing our design and manufacturing capacity for our full wafer test contactors, and we continue to build our backlog following the receipt of a $13 million follow-on order for multiple FOX-1 systems.
The latest follow-on order is for systems designed for a new 300mm fab, which we believe could yield additional orders in the future."

At August 31, 2007, cash and cash equivalents and short-term investments were $8.7 million. Aehr Test closed the first quarter of fiscal 2008 with no outstanding debt and shareholders' equity of $23.9 million, or $3.06 per share outstanding at August 31, 2007.

Commenting on the outlook for the second quarter of fiscal 2008, Gary Larson, vice president and chief financial officer of Aehr Test Systems, said, "Based on our solid backlog for FOX products and our expected shipment schedules, we believe our net sales and net income in the second quarter of fiscal 2008 will be higher than those in the first quarter."

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
Aehr Test Systems Reports First Quarter Fiscal 2008 Results
September 25, 2007
Page 2 of 5


Management Conference Call
Management of Aehr Test will host a conference call and webcast today, September 25, 2007 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's first quarter fiscal 2008 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems and the DiePakR carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K report and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                         [Financial Tables to Follow]



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
Aehr Test Systems Reports First Quarter Fiscal 2008 Results
September 25, 2007
Page 3 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Condensed Consolidated Statements of Income
                        (in thousands, except per share data)
                                   (Unaudited)

                                                    Three Months Ended
                                                         August 31,
                                                   ----------  ----------
                                                       2007        2006
                                                   ----------  ----------
Net sales......................................        $7,660      $7,136
Cost of sales..................................         3,479       3,883
                                                   ----------  ----------
Gross profit...................................         4,181       3,253
                                                   ----------  ----------
Operating expenses:
  Selling, general and administrative..........         1,816       1,635
  Research and development.....................         1,648       1,387
                                                   ----------  ----------
    Total operating expenses...................         3,464       3,022
                                                   ----------  ----------
    Income from operations.....................           717         231

Interest income................................            75         122
Other income, net..............................             2         216
                                                   ----------  ----------
    Income before income tax expense...........           794         569

Income tax expense.............................            15          12
                                                   ----------  ----------
    Net income.................................        $  779      $  557
                                                   ==========  ==========

Net income per share
    Basic......................................        $ 0.10      $ 0.07
    Diluted....................................        $ 0.09      $ 0.07

Shares used in per share calculations:
    Basic......................................         7,827       7,683
    Diluted....................................         8,301       8,326




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
Aehr Test Systems Reports First Quarter Fiscal 2008 Results
September 25, 2007
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense

                                          Three Months Ended   Three Months Ended
                                            August 31, 2007    August 31, 2006
                                          ------------------  ------------------
Net income ..............................               $779                $557

Stock compensation expense...............                193                 163
                                          ------------------    ------------------
    Income before income taxes, excluding
       stock compensation expense .......                972                 720

Income tax expense ......................                  4                   3
                                          ------------------    ------------------
    Net income excluding stock compensation
       expense ..........................               $968                $717
                                          ==================    ==================

Diluted net income per share excluding
    Stock compensation expense ..........             $ 0.12              $ 0.09
                                          ==================    ==================


Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current period. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of SFAS 123R and may be higher than net income (the most comparable GAAP measure).




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
Aehr Test Systems Reports First Quarter Fiscal 2008 Results
September 25, 2007
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (Unaudited)

                                                           August 31,      May 31,
                                                             2007           2007
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 7,674        $ 6,564
  Short-term investments .............................         1,046          2,987
  Accounts receivable, net............................         6,783          6,614
  Inventories ........................................        10,646          9,701
  Prepaid expenses and other .........................           325            326
                                                         -----------    -----------
      Total current assets ...........................        26,474         26,192

Property and equipment, net ..........................         1,617          1,689
Goodwill .............................................           274            274
Other assets..........................................           525            520
                                                         -----------    -----------
      Total assets ...................................       $28,890        $28,675
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $ 1,955        $ 2,517
  Accrued expenses ...................................         2,575          2,927
  Deferred revenue ...................................           250            378
                                                         -----------    -----------
      Total current liabilities ......................         4,780          5,822

Deferred lease commitment ............................           163            185
                                                         -----------    -----------
      Total liabilities ..............................         4,943          6,007
                                                         -----------    -----------
Shareholders' equity:
  Common stock, $0.01 par value outstanding:
    7,834 and 7,820 shares at August 31, 2007
    and May 31, 2007, respectively....................            78             78
  Additional paid-in capital .........................        39,821         39,552
  Accumulated other comprehensive income..............         1,345          1,241
  Accumulated deficit ................................       (17,297)       (18,203)
                                                         -----------    -----------
      Total shareholders' equity .....................        23,947         22,668
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $28,890        $28,675
                                                         ===========    ===========

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